Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory contracts


Nuveen California Municipal Value Fund, Inc.
811-05235



We hereby incorporate by reference a new Advisory
Agreement filed as Exhibit 99G.1 and a new Sub-
Advisory Agreement filed as Exhibit 99G.2 to
Conformed Submission Type 486BPOS, accession number 0001193125-14-363348, on October 3,
2014.